UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 2, 2012

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29606
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed in the Current Report on Form 8-K of Southern First Bancshares, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 8, 2011, on February 25, 2011, the Company announced that Michael D. Dowling, 39, had been named Executive Vice President and Chief Financial Officer of the Company’s wholly owned subsidiary, Southern First Bank, N.A. (the "Bank"). In connection with the naming of Mr. Dowling as Executive Vice President and Chief Financial Officer of the Bank, following the receipt of necessary regulatory approvals, the Bank entered into an employment agreement (the “Employment Agreement”) with Mr. Dowling, effective October 2, 2012.

The Employment Agreement provides for a term of employment ending on January 31, 2014, unless terminated earlier by the Bank or Mr. Dowling. Under the terms of the Employment Agreement, Mr. Dowling will be paid a salary of $182,000, which may be increased annually by the Board of Directors of the Bank. Mr. Dowling is eligible to participate in any of the Bank’s pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans and programs. Mr. Dowling is also entitled to receive either an automobile owned or leased by the Bank or an automobile allowance of $700 per month.

The Employment Agreement may be terminated by the Bank upon the death or disability of Mr. Dowling or for cause or without cause, or by Mr. Dowling for good reason following a change in control of the Company or the Bank or without good reason upon delivery of a notice of termination to the Bank. If Mr. Dowling’s employment is terminated by the Bank without cause or by Mr. Dowling for good reason following a change in control, Mr. Dowling will be entitled to severance compensation of his then current monthly salary for a period of 12 months. If Mr. Dowling’s employment is terminated by the Bank for cause or by Mr. Dowling without good reason, Mr. Dowling will receive only any sums due to Mr. Dowling as base salary and/or reimbursement of expenses through the date of termination.

The Employment Agreement also provides that during the term of employment and for a period of 12 months following termination, Mr. Dowling may not (a) compete with the Bank by, directly or indirectly, forming, serving as an organizer, director or officer of, employee or agent, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within 30 miles of the Bank’s main office or any other offices, (b) solicit the Bank’s clients with which Mr. Dowling had contact in connection with products and services provided by the Bank for the purpose of providing financial services, or (c) solicit the Bank’s employees. These non-compete and non-solicitation provisions do not apply following a termination of Mr. Dowling’s employment by the Bank without cause or by Mr. Dowling for good reason following a change in control.

The above is a summary of the Employment Agreement between the Bank and Mr. Dowling and is qualified by reference in its entirety to the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

                (d)  Exhibits

                Exhibit No.          Exhibit

                10.1                        Employment Agreement by and between Southern First Bank, National Association, and Michael D. Dowling, dated October 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By: /s/ R. Arthur Seaver, Jr. Name: R. Arthur Seaver, Jr. Title: Chief Executive Officer

October 3, 2012